SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                       SHARES PURCHASED    AVERAGE
                        DATE              SOLD(-)          PRICE(2)

 COMMON STOCK-BONE CARE INTL INC.
          GAMCO INVESTORS INC.
                       6/15/05           11,000            32.8900
	    MJG ASSOCIATES, INC.
          	GABELLI FUND, LDC
                       6/15/05            1,000            32.8900
	    GABELLI SECURITIES, INC.
	    	GABELLI ASSOCIATES LTD
                       6/15/05            7,399            32.8949
                       6/15/05            7,000            32.8900
          	GABELLI ASSOCIATES FUND II
                       6/15/05            1,000            32.8900
          	GABELLI ASSOCIATES FUND
                       6/15/05           12,800            32.8949
          GABELLI FUNDS, LLC.
               GABELLI ABC FUND
                       6/15/05          160,300            32.9000

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ NATIONAL MARKET.

(2) PRICE EXCLUDES COMMISSION.